Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	November 27, 2017

Executive Vice President

and Chief Financial Officer

(310) 481-8484

or

Michelle Ngo

Senior Vice President

and Treasurer

(310) 481-8581

KILROY REALTY, L.P. TO REDEEM ALL OUTSTANDING

4.800% SENIOR NOTES DUE 2018

LOS ANGELES—(BUSINESS WIRE)—November 27, 2017—Kilroy Realty Corporation (NYSE:KRC) today announced that its operating partnership, Kilroy Realty, L.P., will redeem all $325.0 million aggregate principal amount of its outstanding 4.800% Senior Notes due July 15, 2018 (CUSIP No. 49427RAH5) (the “Notes”). The redemption date for the Notes will be December 27, 2017 (the “Redemption Date”). The redemption price will equal 100% of the principal amount of the Notes to be redeemed and a make-whole amount calculated in accordance with the indenture governing the Notes plus accrued and unpaid interest thereon to the Redemption Date.

As a result of the redemption of all of the Notes, the Company expects to incur a one-time charge of approximately $5.5 million to Net Income and Funds From Operations in the fourth quarter of 2017. Neither the recent offering of $425.0 million aggregate principal amount of the operating partnership’s 3.450% Senior Notes due 2024 nor the redemption of the Notes was previously reflected in the Company’s guidance estimates for full year 2017.

U.S. Bank National Association, as Trustee and Paying Agent, is mailing a notice of redemption to all registered holders of the Notes. Additional information relating to the procedure for redemption may be obtained by calling U.S. Bank National Association at (800) 934-6802.

About Kilroy Realty Corporation. Kilroy Realty Corporation, a member of the S&P MidCap 400 Index, is a real estate investment trust active in major West Coast markets. For nearly 70 years, Kilroy Realty Corporation has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. At September 30, 2017, Kilroy Realty Corporation’s stabilized portfolio totaled approximately 13.7 million square feet of office properties and 200 residential units.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactments or implementations of, tax laws, whether as a result of the proposed changes currently under consideration by the U.S. Congress or otherwise, or other applicable laws, regulations or legislation; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016 and in our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

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